Exhibit 99.1

FOR IMMEDIATE RELEASE

January 15, 2020

For more information

Trisha Voltz Carlson, EVP, Investor Relations Manager

504.299.5208 or trisha.carlson@hancockwhitney.com

Hancock Whitney reports fourth quarter 2019 EPS of $1.03

Results include $3.9 million, or $.03 per share after tax, of MidSouth merger-related expense

GULFPORT, Miss. (January 15, 2020) — Hancock Whitney Corporation (Nasdaq: HWC) today announced its financial results for the fourth quarter of 2019. Net income for the fourth quarter of 2019 was $92.1 million, or $1.03 per diluted common share (EPS), compared to $67.8 million, or $.77 EPS, in the third quarter of 2019 and $96.2 million, or $1.10 EPS, in the fourth quarter of 2018. The fourth quarter of 2019 included $3.9 million ($.03 per share impact) of final merger costs associated with the September 21, 2019 acquisition of MidSouth Bancorp, Inc. The third quarter of 2019 included $28.8 million ($.26 per share impact) of merger costs associated with the MidSouth acquisition, and the fourth quarter of 2018 included $1.9 million ($.02 per share after-tax impact) of nonoperating items.

Highlights of the company’s fourth quarter 2019 results (compared to third quarter 2019):

•	Reported net income of $92.1 million, or $1.03 per diluted share, up $24.3 million, or $.26 per share
•	Nonoperating items totaled $3.9 million in 4Q19 and $28.8 million in 3Q19
•	Excluding nonoperating items noted above, EPS was $1.06 in 4Q19 and $1.03 in 3Q19
•	Operating leverage increased $0.6 million linked-quarter (revenue up $9.8 million, operating expense up $9.2 million)
•	Energy loans decreased $71 million to $963 million, or 4.5% of total loans
•	Criticized commercial loans declined $79 million, or 12% ($21 million energy, $58 million nonenergy)
•	NIM improved by 2 bps to 3.43%
•	TCE ratio down 37 bps to 8.45%; decrease mainly related to the accelerated share repurchase (ASR) agreement announced October 21, 2019

“We ended 2019 on a positive note, beating expectations with solid results,” said John M. Hairston, President & CEO. “EPS excluding merger costs was up 3% linked-quarter, our operating leverage increased quarter-to-quarter, loan growth was in line with guidance despite a reduction in our energy portfolio of over $70 million, our criticized loans decreased, our NIM expanded and our capital levels remained strong - even with the repurchase of shares in the quarter. As we kick off 2020, our team is focused on building upon positive momentum while capitalizing upon opportunities available in our markets.”

Loans

Total loans at December 31, 2019 were $21.2 billion, up approximately $177 million, or 1%, linked-quarter. Included in net growth total was a reduction of $71 million in energy credits total. Year-over-year growth was in line with guidance, with end of period loans growing by $1.2 billion, or 6%, while average loans grew by $1.0 billion, or 5%.

Average loans totaled $21.0 billion for the fourth quarter of 2019, up $841 million, or 4%, linked-quarter. The increase reflects the full quarter impact from MidSouth.

At December 31, 2019, loans to the energy industry totaled $963 million, or 4.5% of total loans. The linked-quarter change reflects $108 million in net reductions, partially offset by $36 million in fundings. The portfolio is comprised of credits to both the exploration and production (E&P) subsector and the support services subsector. See slide presentation for additional energy details.

Deposits

Total deposits at December 31, 2019 were $23.8 billion, down $398 million, or 2%, from September 30, 2019. A paydown of brokered time deposits was the primary driver of the decrease from September 30, 2019.

Noninterest-bearing demand deposits (DDAs) totaled $8.8 billion at December 31, 2019, up $89 million, or 1%, from September 30, 2019 and comprised 37% of total period-end deposits at December 31, 2019.

Interest-bearing transaction and savings deposits totaled $8.8 billion at the end of the fourth quarter of 2019, up $86 million, or 1%, from September 30, 2019. Compared to September 30, 2019, time deposits of $2.8 billion were down $983 million, or 26%, primarily due to the paydown of brokered CDs. The decrease in time deposits reflects a decrease in brokered CDs of $876 million and a decrease of $106 million in retail CDs. As part of our portfolio management, we replaced brokered CDs at a rate of 2.40% with FHLB advances at a cost of 1.68%.

Interest-bearing public fund deposits increased $409 million, or 14%, to $3.4 billion. The increase in public funds is seasonal and primarily related to year-end tax payments collected by local municipalities. Typically, these balances begin to runoff in the first quarter of each year.

Average deposits for the fourth quarter of 2019 were $23.8 billion, up $757 million, or 3%, linked-quarter. The increase reflects the full quarter impact from MidSouth.

Asset Quality

Nonperforming assets (NPAs) totaled $337.5 million at December 31, 2019, up $22.8 million, or 7%, from September 30, 2019. Accruing energy TDRs remained virtually unchanged linked-quarter. During the fourth quarter of 2019, total nonperforming loans increased approximately $23.3 million, while foreclosed and surplus real estate (ORE) and other foreclosed assets decreased approximately $0.6 million. Nonperforming assets as a percent of total loans, ORE and other foreclosed assets was 1.59% at December 31, 2019, up 10 bps from September 30, 2019.

The total allowance for credit losses (ACL) was $195.2 million at December 31, 2019, down $0.3 million from September 30, 2019. The allowance for credits in the energy portfolio totaled $34.9 million, or 3.29% of funded energy loans, at December 31, 2019, up $2.9 million from September 30, 2019. The allowance for credits in the nonenergy portfolio totaled $160.3 million, or 0.79% of funded nonenergy loans, at December 31, 2019, down $3.3 million from $163.6 million, or 0.82% of nonenergy loans, at September 30, 2019. The ratio of the allowance (ALLL) to period-end loans was 0.90% at December 31, 2019, down 3 bps from 0.93% at September 30, 2019.

Net charge-offs were $9.5 million, or 0.18% of average total loans on an annualized basis in the fourth quarter of 2019, down from $12.5 million, or 0.25% of average total loans in the third quarter of 2019. There were no energy charge-offs in the fourth quarter of 2019. During the fourth quarter of 2019, the company recorded a total provision for credit losses of $9.2 million, down from $12.4 million in the third quarter of 2019.

Net Interest Income and Net Interest Margin (NIM)

Net interest income (TE) for the fourth quarter of 2019 was $236.7 million, up $10.1 million from the third quarter of 2019. The net interest margin (TE) was 3.43% for the fourth quarter of 2019, up 2 bps from the third quarter of 2019. The improvement in net interest income was primarily due to higher average earning assets mainly due to the MidSouth acquisition and lower cost of funds. The 2 bps increase in the net interest margin was attributable to the impact of a full quarter of MidSouth (+5 bps), accretion related to the MidSouth transaction (+6 bps), mostly offset by the lack of interest recoveries compared to last quarter (-6 bps), and the impact of the Federal Reserve rate cuts (-4 bps). The impact from a change in the earning asset mix (-2 bps), and a change in the borrowing mix (+3 bps) helped drive the NIM expansion in the quarter. The decline in the cost of funds reflects a proactive move by the company in lowering deposit costs.

Average earning assets were $27.4 billion for the fourth quarter of 2019, up $1.0 billion, or 4%, from the third quarter of 2019.

Noninterest Income

Noninterest income totaled $82.9 million for the fourth quarter of 2019, down $0.3 million, or less than 1%, from the third quarter of 2019.

Service charges on deposits totaled $23.4 million for the fourth quarter of 2019, up $1.5 million, or 7%, from the third quarter of 2019. Bank card and ATM fees totaled $17.9 million, up $0.8 million, or 4%, from the third quarter of 2019. The increase from the third quarter is primarily due to the impact from MidSouth.

Trust fees totaled $15.5 million, up $0.4 million, or 3%, linked-quarter. Investment and annuity income and insurance fees totaled $6.4 million, down $0.6 million, or 9%, linked-quarter. Fees from secondary mortgage operations totaled $6.0 million for the fourth quarter of 2019, up $0.3 million, or 5%, linked-quarter. The favorable rate environment was the primarily driver of the linked-quarter increase.

Other noninterest income totaled $13.8 million, down $2.6 million, or 16%, from the third quarter of 2019. The decrease in other noninterest income is primarily due to declines in specialty income.

Noninterest Expense & Taxes

Noninterest expense totaled $197.9 million, down $15.7 million, or 7%, linked-quarter. Total expense included $3.9 million of merger costs related to the acquisition of MidSouth. There were $28.8 million of MidSouth merger-related expenses in the third quarter of 2019. Operating expense totaled $194.0 million, up $9.3 million, or 5%, from the third quarter of 2019. The expense detail below excludes merger costs.

Total personnel expense was $114.6 million in the fourth quarter of 2019, up $7.1 million, or 7%, from the third quarter of 2019. Approximately half of the increase was related to the impact from MidSouth operations, with the remainder related to incentive pay and benefits.

Occupancy and equipment expense totaled $17.0 million in the fourth quarter of 2019, virtually unchanged from the third quarter of 2019.

Amortization of intangibles totaled $5.8 million for the fourth quarter of 2019, up $0.9 million, or 18%, linked-quarter.

Gains on ORE dispositions exceeded ORE expense by $0.8 million in the fourth quarter of 2019, compared to ORE expense of $1.9 million in the third quarter of 2019.

Other operating expense totaled $57.5 million in the fourth quarter of 2019, up $4.0 million, or 7%, from the third quarter of 2019. The increase is primarily due to expenses related to the MidSouth acquisition.

The effective income tax rate for the fourth quarter of 2019 was 16%. Management expects the tax rate in the first quarter of 2020 to approximate 18-19%. The effective income tax rate continues to be less than the statutory rate due primarily to tax-exempt income and tax credits.

Capital

Common shareholders’ equity at December 31, 2019 totaled $3.5 billion, down $119 million, or 3%, from September 30, 2019. The tangible common equity (TCE) ratio was 8.45%, down 37 bps from September 30, 2019. Capital levels reflect the accelerated share repurchase announced October 21, 2019. Hancock Whitney made a $185 million payment to Morgan Stanley for approximately 5 million shares, and on the same day, received initial delivery of approximately 3.6 million shares of our common stock. The actual number of shares to be delivered to the company in this ASR transaction will be based generally on the volume-weighted average price per share of the Hancock Whitney common stock during the term of the ASR agreement less a specified discount, subject to possible adjustments in accordance with the terms of the ASR agreement. Additional capital ratios are included in the financial tables.

Conference Call and Slide Presentation

Management will host a conference call for analysts and investors at 8:30 a.m. Central Time on Thursday, January 16, 2020 to review the results. A live listen-only webcast of the call will be available under the Investor Relations section of Hancock Whitney’s website at www.hancockwhitney.com/investors. A link to the release with additional financial tables, and a link to a slide presentation related to fourth quarter results are also posted as part of the webcast link. To participate in the Q&A portion of the call, dial (877) 564-1219 or (973) 638-3429.

An audio archive of the conference call will be available under the Investor Relations section of our website. A replay of the call will also be available through January 23, 2020 by dialing (855) 859-2056 or (404) 537-3406, passcode 4546619.

About Hancock Whitney

Since the late 1800s, Hancock Whitney has embodied core values of Honor & Integrity, Strength & Stability, Commitment to Service, Teamwork, and Personal Responsibility. Hancock Whitney offices and financial centers in Mississippi, Alabama, Florida, Louisiana, and Texas offer comprehensive financial products and services, including traditional and online banking; commercial and small business banking; private banking; trust and investment services; healthcare banking; certain insurance services; and mortgage services. The company also operates a loan production office in Nashville, Tennessee, as well as trust and asset management offices in New Jersey and New York. BauerFinancial, Inc., the nation’s leading independent bank rating and analysis firm, consistently recommends Hancock Whitney as one of America’s most financially sound banks. More information is available at www.hancockwhitney.com.

Non-GAAP Financial Measures

This news release includes non-GAAP financial measures to describe Hancock Whitney’s performance. These non-GAAP financial measures should not be considered alternatives to GAAP-basis financial statements, and other bank holding companies may define or calculate these non-GAAP measures or similar measures differently. The reconciliations of those measures to GAAP measures are provided either in the financial tables or in Appendix A thereto.

Consistent with Securities and Exchange Commission Industry Guide 3, the company presents net interest income, net interest margin and efficiency ratios on a fully taxable equivalent (“TE”) basis. The TE basis adjusts for the tax-favored status of net interest income from certain loans and investments using the statutory federal tax rate to increase tax-exempt interest income to a taxable equivalent basis. The company believes this measure to be the preferred industry measurement of net interest income and it enhances comparability of net interest income arising from taxable and tax-exempt sources.

The company presents certain additional non-GAAP financial measures to assist the reader with a better understanding of the company’s performance period over period, as well as to provide investors with assistance in understanding the success management has experienced in executing its strategic initiatives. These non-GAAP measures may reference the concepts “core” or “operating.” The company uses the term “core” to describe a financial measure that excludes income or expense arising from accretion or amortization of fair value adjustments recorded as part of purchase accounting. The company uses the term “operating” to describe a financial measure that excludes income or expense considered to be nonoperating in nature. Items identified as nonoperating are those that, when excluded from a reported financial measure, provide management or the reader with a measure that may be more indicative of forward-looking trends in the company’s business.

Important Cautionary Statement About Forward-Looking Statements

This news release contains forward-looking statements within the meaning of section 27A of the Securities Act of 1933, as amended, and section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements that we may make include statements regarding our expectations regarding our performance and financial condition, balance sheet and revenue growth, the provision for credit losses, loan growth expectations, management’s predictions about charge-offs for loans, including energy-related credits, the impact of changes in oil and gas prices on our energy portfolio, the adequacy of our enterprise risk management framework, the impact of the trust and asset management acquisition, MidSouth acquisition, or future business combinations on our performance and financial condition, including our ability to successfully integrate the businesses, success of revenue-generating initiatives, the effectiveness of derivative financial instruments and hedging activities to manage risks, projected tax rates, increased cybersecurity risks, including potential business disruptions or financial losses, the adequacy of our internal controls over financial reporting, the financial impact of regulatory requirements and tax reform legislation, the impact of the change in the LIBOR benchmark, deposit trends, credit quality trends, changes in interest rates, net interest margin trends, future expense levels, future profitability, improvements in expense to revenue (efficiency) ratio, purchase accounting impacts, accretion levels and expected returns. Also, any statement that does not describe historical or current facts is a forward-looking statement. These statements often include the words “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “forecast,” “goals,” “targets,” “initiatives,” “focus,” “potentially,” “probably,” “projects,” “outlook", or similar expressions or future conditional verbs such as “may,” “will,” “should,” “would,” and “could.” Forward-looking statements are based upon the current beliefs and expectations of management and on information currently available to management. Our statements speak as of the date hereof, and we do not assume any obligation to update these statements or to update the reasons why actual results could differ from those contained in such statements in light of new information or future events.

Forward-looking statements are subject to significant risks and uncertainties. Any forward-looking statement made in this release is subject to the safe harbor protections set forth in the Private Securities Litigation Reform Act of 1995. Investors are cautioned against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Additional factors that could cause actual results to differ materially from those described in the forward-looking statements can be found in Part I, “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2018 and in other periodic reports that we file with the SEC.

HANCOCK WHITNEY CORPORATION
FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
NET INCOME
Net interest income	$233,156	$222,939	$217,433	$895,217	$848,838
Net interest income (TE) (a)	236,736	226,591	221,471	909,991	865,015
Provision for credit losses	9,156	12,421	8,100	47,708	36,116
Noninterest income	82,924	83,230	74,538	315,907	285,140
Noninterest expense	197,856	213,554	179,366	770,677	715,746
Income tax expense	16,936	12,387	8,265	65,359	58,346
Net income	$92,132	$67,807	$96,240	$327,380	$323,770
Nonoperating items, pre-tax (for informational purposes)
Net (gain) on portfolio restructure	$—	$—	$(604)	$—	$(604)
Loss on sale of business	—	—	—	—	1,145
Merger-related expenses	3,856	28,810	480	32,666	6,187
Other nonoperating expenses	—	—	1,978	—	22,756
PERIOD-END BALANCE SHEET DATA
Loans	$21,212,755	$21,035,952	$20,026,411	$21,212,755	$20,026,411
Securities	6,243,313	6,404,719	5,670,584	6,243,313	5,670,584
Earning assets	27,622,161	27,565,973	25,836,239	27,622,161	25,836,239
Total assets	30,600,757	30,543,549	28,235,907	30,600,757	28,235,907
Noninterest-bearing deposits	8,775,632	8,686,383	8,499,027	8,775,632	8,499,027
Total deposits	23,803,575	24,201,299	23,150,185	23,803,575	23,150,185
Common stockholders' equity	3,467,685	3,586,380	3,081,340	3,467,685	3,081,340
AVERAGE BALANCE SHEET DATA
Loans	$21,037,942	$20,197,114	$19,817,729	$20,380,027	$19,378,428
Securities (b)	6,201,612	6,004,688	5,965,461	5,864,228	6,020,947
Earning assets	27,441,459	26,437,613	26,011,183	26,476,900	25,588,372
Total assets	30,343,293	29,148,106	28,259,963	29,125,449	27,755,808
Noninterest-bearing deposits	8,601,323	8,092,482	8,260,487	8,255,859	8,095,256
Total deposits	23,848,374	23,091,355	22,498,145	23,299,304	22,166,998
Common stockholders' equity	3,473,693	3,383,738	2,993,265	3,302,696	2,932,263
COMMON SHARE DATA
Earnings per share - diluted	$1.03	$0.77	$1.10	$3.72	$3.72
Cash dividends per share	0.27	0.27	0.27	1.08	1.02
Book value per share (period-end)	39.62	39.49	35.98	39.62	35.98
Tangible book value per share (period-end)	28.63	28.73	25.62	28.63	25.62
Weighted average number of shares - diluted	88,315	86,462	85,677	86,599	85,521
Period-end number of shares	87,515	90,822	85,643	87,515	85,643
Market data
High sales price	$44.42	$42.11	$49.22	$44.74	$56.40
Low sales price	35.45	33.63	32.59	33.63	32.59
Period-end closing price	43.88	38.30	34.77	43.88	34.77
Trading volume	30,850	29,038	33,269	115,887	132,677
PERFORMANCE RATIOS
Return on average assets	1.20%	0.92%	1.35%	1.12%	1.17%
Return on average common equity	10.52%	7.95%	12.76%	9.91%	11.04%
Return on average tangible common equity	14.62%	10.77%	18.15%	13.66%	15.62%
Tangible common equity ratio (c)	8.45%	8.82%	8.02%	8.45%	8.02%
Net interest margin (TE)	3.43%	3.41%	3.39%	3.44%	3.38%
Noninterest income as a percentage of total revenue (TE)	25.94%	26.86%	25.18%	25.77%	24.79%
Efficiency ratio (d)	58.88%	58.05%	58.03%	58.50%	57.77%
Average loan/deposit ratio	88.22%	87.47%	88.09%	87.47%	87.42%
Allowance for loan losses as a percentage of period-end loans	0.90%	0.93%	0.97%	0.90%	0.97%
Annualized net charge-offs to average loans	0.18%	0.25%	0.56%	0.23%	0.27%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	60.97%	67.06%	58.60%	60.97%	58.60%
FTE headcount	4,136	3,894	3,933	4,136	3,933

(a)	Taxable equivalent amounts are calculated using a federal tax rate of 21%.
(b)	Average securities does not include unrealized holding gains/losses on available for sale securities.
(c)	The tangible common equity ratio is common stockholders' equity less intangible assets divided by total assets less intangible assets.
(d)	The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION
QUARTERLY FINANCIAL HIGHLIGHTS
(Unaudited)

	Three Months Ended
(dollars and common share data in thousands, except per share amounts)	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
NET INCOME
Net interest income	$233,156	$222,939	$219,868	$219,254	$217,433
Net interest income (TE) (a)	236,736	226,591	223,586	223,078	221,471
Provision for credit losses	9,156	12,421	8,088	18,043	8,100
Noninterest income	82,924	83,230	79,250	70,503	74,538
Noninterest expense	197,856	213,554	183,567	175,700	179,366
Income tax expense	16,936	12,387	19,186	16,850	8,265
Net income	$92,132	$67,807	$88,277	$79,164	$96,240
Nonoperating items, pre-tax (for informational purposes)
Net (gain) on portfolio restructure	—	—	—	—	(604)
Merger-related expenses	3,856	28,810	—	—	480
Other nonoperating expenses	—	—	—	—	1,978
PERIOD-END BALANCE SHEET DATA
Loans	$21,212,755	$21,035,952	$20,175,812	$20,112,838	$20,026,411
Securities	6,243,313	6,404,719	5,725,735	5,577,522	5,670,584
Earning assets	27,622,161	27,565,973	26,088,759	25,881,559	25,836,239
Total assets	30,600,757	30,543,549	28,761,863	28,490,231	28,235,907
Noninterest-bearing deposits	8,775,632	8,686,383	8,114,632	8,158,658	8,499,027
Total deposits	23,803,575	24,201,299	23,236,042	23,380,294	23,150,185
Common stockholders' equity	3,467,685	3,586,380	3,318,915	3,190,575	3,081,340
AVERAGE BALANCE SHEET DATA
Loans	$21,037,942	$20,197,114	$20,150,104	$20,126,948	$19,817,729
Securities (b)	6,201,612	6,004,688	5,586,390	5,656,689	5,965,461
Earning assets	27,441,459	26,437,613	25,992,894	26,020,447	26,011,183
Total assets	30,343,293	29,148,106	28,537,810	28,451,548	28,259,963
Noninterest-bearing deposits	8,601,323	8,092,482	8,099,621	8,227,698	8,260,487
Total deposits	23,848,374	23,091,355	23,137,563	23,114,139	22,498,145
Common stockholders' equity	3,473,693	3,383,738	3,230,503	3,118,051	2,993,265
COMMON SHARE DATA
Earnings per share - diluted	$1.03	$0.77	$1.01	$0.91	$1.10
Cash dividends per share	0.27	0.27	0.27	0.27	0.27
Book value per share (period-end)	39.62	39.49	38.70	37.23	35.98
Tangible book value per share (period-end)	28.63	28.73	28.46	26.92	25.62
Weighted average number of shares - diluted	88,315	86,462	85,835	85,800	85,677
Period-end number of shares	87,515	90,822	85,759	85,710	85,643
Market data
High sales price	$44.42	$42.11	$44.74	$44.34	$49.22
Low sales price	35.45	33.63	37.03	34.11	32.59
Period-end closing price	43.88	38.30	40.06	40.40	34.77
Trading volume	30,850	29,038	27,874	28,124	33,269
PERFORMANCE RATIOS
Return on average assets	1.20%	0.92%	1.24%	1.13%	1.35%
Return on average common equity	10.52%	7.95%	10.96%	10.30%	12.76%
Return on average tangible common equity	14.62%	10.77%	15.07%	14.38%	18.15%
Tangible common equity ratio (c)	8.45%	8.82%	8.75%	8.36%	8.02%
Net interest margin (TE)	3.43%	3.41%	3.45%	3.46%	3.39%
Noninterest income as a percentage of total revenue (TE)	25.94%	26.86%	26.17%	24.01%	25.18%
Efficiency ratio (d)	58.88%	58.05%	58.95%	58.10%	58.03%
Average loan/deposit ratio	88.22%	87.47%	87.09%	87.08%	88.09%
Allowance for loan losses as a percent of period-end loans	0.90%	0.93%	0.97%	0.97%	0.97%
Annualized net charge-offs to average loans	0.18%	0.25%	0.14%	0.36%	0.56%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	60.97%	67.06%	61.60%	56.81%	58.60%
FTE headcount	4,136	3,894	3,930	3,885	3,933

(a)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(b)	Average securities does not include unrealized holding gains/losses on available for sale securities.
(c)	The tangible common equity ratio is common shareholders' equity less intangible assets divided by total assets less intangible assets.
(d)	The efficiency ratio is noninterest expense to total net interest income (TE) and noninterest income, excluding amortization of purchased intangibles and nonoperating items.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands, except per share data)	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
NET INCOME
Interest income	$285,957	$283,164	$271,357	$1,125,782	$1,028,268
Interest income (TE) (e)	289,537	286,816	275,395	1,140,556	1,044,445
Interest expense	52,801	60,225	53,924	230,565	179,430
Net interest income (TE)	236,736	226,591	221,471	909,991	865,015
Provision for credit losses	9,156	12,421	8,100	47,708	36,116
Noninterest income	82,924	83,230	74,538	315,907	285,140
Noninterest expense	197,856	213,554	179,366	770,677	715,746
Income before income taxes	109,068	80,194	104,505	392,739	382,116
Income tax expense	16,936	12,387	8,265	65,359	58,346
Net income	$92,132	$67,807	$96,240	$327,380	$323,770
Nonoperating items, pre-tax (for informational purposes)
Net (gain) on portfolio restructure	—	—	(604)	—	(604)
Loss on sale of business	—	—	—	—	1,145
Merger-related expenses	3,856	28,810	480	32,666	6,187
Other nonoperating expenses	—	—	1,978	—	22,756
NONINTEREST INCOME
Service charges on deposit accounts	$23,382	$21,892	$21,466	$86,364	$85,272
Trust fees	15,483	15,098	15,762	61,609	55,488
Bank card and ATM fees	17,913	17,154	15,656	66,976	60,440
Insurance and investment commissions, and annuity fees	6,407	7,048	6,307	26,574	25,348
Secondary mortgage market operations	5,981	5,713	3,933	19,853	15,632
Other income	13,758	16,325	11,414	54,531	42,960
Total noninterest income	$82,924	$83,230	$74,538	$315,907	$285,140
Nonoperating noninterest income	$—	$—	$604	$—	$(541)
NONINTEREST EXPENSE
Personnel expense	$117,066	$112,480	$105,005	$439,879	$404,695
Net occupancy and equipment expense	17,522	17,841	16,614	69,329	64,162
Other real estate and foreclosed assets (income) expense, net	(788)	2,055	(2,923)	671	(2,985)
Other operating expense	58,286	76,289	55,198	239,954	227,824
Amortization of intangibles	5,770	4,889	5,472	20,844	22,050
Total noninterest expense	$197,856	$213,554	$179,366	$770,677	$715,746
Nonoperating noninterest expense	$3,856	$28,810	$2,458	$32,666	$28,943
COMMON SHARE DATA
Earnings per share:
Basic	$1.03	$0.77	$1.11	$3.72	$3.72
Diluted	1.03	0.77	1.10	3.72	3.72

(e)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION
INCOME STATEMENT
(Unaudited)

	Three Months Ended
(dollars in thousands, except per share data)	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
NET INCOME
Interest income	$285,957	$283,164	$280,378	$276,283	$271,357
Interest income (TE) (e)	289,537	286,816	284,096	280,107	275,395
Interest expense	52,801	60,225	60,510	57,029	53,924
Net interest income (TE)	236,736	226,591	223,586	223,078	221,471
Provision for credit losses	9,156	12,421	8,088	18,043	8,100
Noninterest income	82,924	83,230	79,250	70,503	74,538
Noninterest expense	197,856	213,554	183,567	175,700	179,366
Income before income taxes	109,068	80,194	107,463	96,014	104,505
Income tax expense	16,936	12,387	19,186	16,850	8,265
Net income	$92,132	$67,807	$88,277	$79,164	$96,240
Nonoperating items, pre-tax (for informational purposes)
Net (gain) on portfolio restructure	—	—	—	—	(604)
Merger-related expenses	3,856	28,810	—	—	480
Other nonoperating expenses	—	—	—	—	1,978
NONINTEREST INCOME
Service charges on deposit accounts	$23,382	$21,892	$20,723	$20,367	$21,466
Trust fees	15,483	15,098	15,904	15,124	15,762
Bank card and ATM fees	17,913	17,154	16,619	15,290	15,656
Investment and insurance commissions, and annuity fees	6,407	7,048	6,591	6,528	6,307
Secondary mortgage market operations	5,981	5,713	4,433	3,726	3,933
Other income	13,758	16,325	14,980	9,468	11,414
Total noninterest income	$82,924	$83,230	$79,250	$70,503	$74,538
Nonoperating noninterest income	$—	$—	$—	$—	$604
NONINTEREST EXPENSE
Personnel expense	$117,066	$112,480	$106,635	$103,698	$105,005
Net occupancy and equipment expense	17,522	17,841	17,303	16,663	16,614
Other real estate and foreclosed assets (income) expense, net	(788)	2,055	395	(991)	(2,923)
Other operating expense	58,286	76,289	54,187	51,192	55,198
Amortization of intangibles	5,770	4,889	5,047	5,138	5,472
Total noninterest expense	$197,856	$213,554	$183,567	$175,700	$179,366
Nonoperating noninterest expense	$3,856	$28,810	$—	$—	$2,458
COMMON SHARE DATA
Earnings per share:
Basic	$1.03	$0.77	$1.01	$0.91	$1.11
Diluted	1.03	0.77	1.01	0.91	1.10

(e)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.

HANCOCK WHITNEY CORPORATION

PERIOD-END BALANCE SHEET

(Unaudited)

(dollars in thousands)	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
ASSETS
Commercial non-real estate loans	$9,166,947	$8,893,004	$8,559,118	$8,656,326	$8,620,601
Commercial real estate - owner occupied	2,738,460	2,734,379	2,519,970	2,515,428	2,457,748
Total commercial and industrial loans	11,905,407	11,627,383	11,079,088	11,171,754	11,078,349
Commercial real estate - income producing	2,994,448	3,060,568	2,895,468	2,563,394	2,341,779
Construction and land development loans	1,157,451	1,190,718	1,144,062	1,340,067	1,548,335
Residential mortgage loans	2,990,631	3,004,958	2,968,271	2,933,251	2,910,081
Consumer loans	2,164,818	2,152,325	2,088,923	2,104,372	2,147,867
Total loans	21,212,755	21,035,952	20,175,812	20,112,838	20,026,411
Loans held for sale	55,864	75,789	36,150	27,437	28,150
Securities	6,243,313	6,404,719	5,725,735	5,577,522	5,670,584
Short-term investments	110,229	49,513	151,062	163,762	111,094
Earning assets	27,622,161	27,565,973	26,088,759	25,881,559	25,836,239
Allowance for loan losses	(191,251)	(195,572)	(195,625)	(194,688)	(194,514)
Goodwill and other intangible assets	962,260	977,369	878,051	883,097	887,123
Other assets	2,207,587	2,195,779	1,990,678	1,920,263	1,707,059
Total assets	$30,600,757	$30,543,549	$28,761,863	$28,490,231	$28,235,907
LIABILITIES
Noninterest-bearing deposits	$8,775,632	$8,686,383	$8,114,632	$8,158,658	$8,499,027
Interest-bearing transaction and savings deposits	8,845,097	8,758,993	8,034,801	8,224,203	8,000,093
Interest-bearing public fund deposits	3,364,416	2,954,966	3,159,790	3,229,589	3,006,516
Time deposits	2,818,430	3,800,957	3,926,819	3,767,844	3,644,549
Total interest-bearing deposits	15,027,943	15,514,916	15,121,410	15,221,636	14,651,158
Total deposits	23,803,575	24,201,299	23,236,042	23,380,294	23,150,185
Short-term borrowings	2,714,872	2,108,815	1,641,598	1,388,735	1,589,128
Long-term debt	233,462	246,641	232,754	224,962	224,993
Other liabilities	381,163	400,414	332,554	305,665	190,261
Total liabilities	27,133,072	26,957,169	25,442,948	25,299,656	25,154,567
COMMON STOCKHOLDERS' EQUITY
Common stock net of treasury and capital surplus	2,046,177	2,229,353	2,030,208	2,023,864	2,018,457
Retained earnings	1,476,232	1,408,183	1,363,910	1,299,220	1,243,592
Accumulated other comprehensive income	(54,724)	(51,156)	(75,203)	(132,509)	(180,709)
Total common stockholders' equity	3,467,685	3,586,380	3,318,915	3,190,575	3,081,340
Total liabilities & stockholders' equity	$30,600,757	$30,543,549	$28,761,863	$28,490,231	$28,235,907
CAPITAL RATIOS
Tangible common equity	$2,505,425	$2,609,011	$2,440,864	$2,307,478	$2,194,217
Tier 1 capital (f)	2,585,470	2,530,919	2,533,505	2,457,191	2,391,762
Common equity as a percentage of total assets	11.33%	11.74%	11.54%	11.21%	10.91%
Tangible common equity ratio	8.45%	8.82%	8.75%	8.36%	8.02%
Leverage (Tier 1) ratio (f)	8.76%	9.49%	9.10%	8.85%	8.67%
Tier 1 risk-based capital ratio (f)	10.54%	11.02%	10.94%	10.74%	10.48%
Total risk-based capital ratio (f)	11.95%	12.43%	12.43%	12.24%	11.99%

(f)	Estimated for most recent period-end.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE SHEET

(Unaudited)

	Three Months Ended			Twelve Months Ended
(in thousands)	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
ASSETS
Commercial non-real estate loans	$8,981,932	$8,595,854	$8,580,415	$8,703,245	$8,407,218
Commercial real estate - owner occupied	2,709,663	2,537,712	2,376,338	2,568,144	2,243,806
Total commercial and industrial loans	11,691,595	11,133,566	10,956,753	11,271,389	10,651,024
Commercial real estate - income producing	3,007,847	2,855,381	2,339,078	2,765,199	2,360,575
Construction and land development loans	1,181,830	1,137,113	1,499,044	1,253,057	1,475,736
Residential mortgage loans	3,004,784	2,978,712	2,888,261	2,974,094	2,794,804
Consumer loans	2,151,886	2,092,342	2,134,593	2,116,288	2,096,289
Total loans	21,037,942	20,197,114	19,817,729	20,380,027	19,378,428
Loans held for sale	62,272	55,348	22,187	41,680	25,710
Securities (g)	6,201,612	6,004,688	5,965,461	5,864,228	6,020,947
Short-term investments	139,633	180,463	205,806	190,965	163,287
Earning assets	27,441,459	26,437,613	26,011,183	26,476,900	25,588,372
Allowance for loan losses	(195,616)	(197,259)	(213,902)	(196,125)	(214,452)
Goodwill and other intangible assets	973,601	886,868	889,820	906,775	859,498
Other assets	2,123,849	2,020,884	1,572,862	1,937,899	1,522,390
Total assets	$30,343,293	$29,148,106	$28,259,963	$29,125,449	$27,755,808
LIABILITIES AND COMMON STOCKHOLDERS' EQUITY
Noninterest-bearing deposits	$8,601,323	$8,092,482	$8,260,487	$8,255,859	$8,095,256
Interest-bearing transaction and savings deposits	8,803,703	8,179,240	7,940,670	8,274,604	7,946,765
Interest-bearing public fund deposits	3,079,001	2,979,494	2,680,837	3,078,073	2,849,297
Time deposits	3,364,347	3,840,139	3,616,151	3,690,768	3,275,680
Total interest-bearing deposits	15,247,051	14,998,873	14,237,658	15,043,445	14,071,742
Total deposits	23,848,374	23,091,355	22,498,145	23,299,304	22,166,998
Short-term borrowings	2,393,444	2,063,335	2,330,280	1,942,144	2,190,772
Long-term debt	242,473	234,240	222,339	233,539	266,870
Other liabilities	385,309	375,438	215,934	347,766	198,905
Common stockholders' equity	3,473,693	3,383,738	2,993,265	3,302,696	2,932,263
Total liabilities & stockholders' equity	$30,343,293	$29,148,106	$28,259,963	$29,125,449	$27,755,808

(g)	Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY

(Unaudited)

	Three Months Ended
	12/31/2019			9/30/2019			12/31/18
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$15,881.3	$187.7	4.69%	$15,126.1	$185.5	4.87%	$14,794.9	$172.8	4.64%
Residential mortgage loans	3,004.8	30.3	4.04%	2,978.7	30.1	4.05%	2,888.2	29.2	4.04%
Consumer loans	2,151.9	30.9	5.70%	2,092.3	30.4	5.76%	2,134.6	32.5	6.04%
Loan fees & late charges	—	(0.3)	0.00%	—	0.1	0.00%	—	0.6	0.00%
Total loans (TE) (i) (j)	21,038.0	248.6	4.69%	20,197.1	246.1	4.84%	19,817.7	235.1	4.71%
Loans held for sale	62.3	0.7	4.41%	55.3	0.6	4.26%	22.2	0.2	2.91%
US Treasury and government agency securities	145.0	0.8	2.30%	141.6	0.8	2.33%	131.8	0.8	2.23%
CMOs and mortgage backed securities	5,162.7	32.0	2.48%	4,966.5	31.4	2.53%	4,896.2	30.9	2.53%
Municipals (TE)	888.1	6.9	3.09%	893.1	6.9	3.08%	933.9	7.4	3.17%
Other securities	5.8	0.0	4.61%	3.5	0.0	3.61%	3.6	0.0	2.77%
Total securities (TE) (k)	6,201.6	39.7	2.56%	6,004.7	39.1	2.61%	5,965.5	39.1	2.62%
Total short-term investments	139.6	0.5	1.51%	180.5	1.0	2.01%	205.8	1.0	2.01%
Average earning assets yield (TE)	$27,441.5	$289.5	4.20%	$26,437.6	$286.8	4.31%	$26,011.2	$275.4	4.21%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$8,803.7	$14.4	0.65%	$8,179.3	$15.7	0.76%	$7,940.7	$12.4	0.62%
Time deposits	3,364.4	16.4	1.93%	3,840.1	20.0	2.07%	3,616.2	16.6	1.82%
Public funds	3,079.0	12.0	1.55%	2,979.5	13.5	1.80%	2,680.8	10.7	1.58%
Total interest-bearing deposits	15,247.1	42.8	1.11%	14,998.9	49.2	1.30%	14,237.7	39.7	1.11%
Short-term borrowings	2,393.4	7.1	1.19%	2,063.3	8.1	1.57%	2,330.3	11.5	1.98%
Long-term debt	242.5	2.9	4.79%	234.3	2.9	4.82%	222.3	2.7	4.82%
Total borrowings	2,635.9	10.0	1.51%	2,297.6	11.0	1.90%	2,552.6	14.2	2.21%
Total interest-bearing liabilities cost	17,883.0	52.8	1.17%	17,296.5	60.2	1.38%	16,790.3	53.9	1.27%
Net interest-free funding sources	9,558.5			9,141.1			9,220.9
Total cost of funds	27,441.5	52.8	0.76%	26,437.6	60.2	0.90%	26,011.2	53.9	0.82%
Net Interest Spread (TE)		$236.7	3.02%		$226.6	2.93%		$221.5	2.94%
Net Interest Margin (TE)	$27,441.5	$236.7	3.43%	$26,437.6	$226.6	3.41%	$26,011.2	$221.5	3.39%

(h) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(i) Includes nonaccrual loans.
(j) Included in interest income is net purchase accounting accretion of $8.7 million, $4.6 million and $5.0 million for the three months ended
December 31, 2019, September 30, 2019 and December 31, 2018, respectively.
(k) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION
AVERAGE BALANCE AND NET INTEREST MARGIN SUMMARY
(Unaudited)

	Twelve Months Ended
	12/31/2019			12/31/2018
(dollars in millions)	Average Balance	Interest	Rate	Average Balance	Interest	Rate
AVERAGE EARNING ASSETS
Commercial & real estate loans (TE) (h)	$15,289.6	$739.0	4.83%	$14,487.3	$655.0	4.52%
Residential mortgage loans	2,974.1	121.7	4.09%	2,794.8	114.5	4.10%
Consumer loans	2,116.3	121.5	5.74%	2,096.3	117.4	5.60%
Loan fees & late charges	—	(1.2)	0.00%	—	1.3	0.00%
Total loans (TE) (i) (j)	20,380.0	981.0	4.81%	19,378.4	888.2	4.58%
Loans held for sale	41.7	1.9	4.50%	25.7	0.9	3.68%
US Treasury and government agency securities	134.1	3.1	2.30%	142.6	3.2	2.22%
CMOs and mortgage backed securities	4,821.6	122.3	2.54%	4,927.2	119.1	2.42%
Municipals (TE)	904.4	28.2	3.12%	947.6	30.1	3.18%
Other securities	4.1	0.2	3.79%	3.6	0.1	2.62%
Total securities (TE) (k)	5,864.2	153.7	2.62%	6,021.0	152.5	2.53%
Total short-term investments	191.0	4.0	2.07%	163.3	2.8	1.70%
Average earning assets yield (TE)	$26,476.9	$1,140.6	4.31%	$25,588.4	$1,044.4	4.08%
INTEREST-BEARING LIABILITIES
Interest-bearing transaction and savings deposits	$8,274.6	$60.1	0.73%	$7,946.8	$41.7	0.52%
Time deposits	3,690.8	73.7	2.00%	3,275.7	51.9	1.59%
Public funds	3,078.0	54.2	1.76%	2,849.3	37.1	1.30%
Total interest-bearing deposits	15,043.4	188.0	1.25%	14,071.8	130.7	0.93%
Short-term borrowings	1,942.2	31.2	1.16%	2,190.8	36.1	1.65%
Long-term debt	233.5	11.4	4.87%	266.9	12.6	4.73%
Total borrowings	2,175.7	42.6	1.96%	2,457.7	48.7	1.98%
Total interest-bearing liabilities cost	17,219.1	230.6	1.34%	16,529.5	179.4	1.09%
Net interest-free funding sources	9,257.8			9,058.9
Total cost of funds	26,476.9	230.6	0.87%	25,588.4	179.4	0.70%
Net Interest Spread (TE)		$910.0	2.97%		$865.0	3.00%
Net Interest Margin (TE)	$26,476.9	$910.0	3.44%	$25,588.4	$865.0	3.38%

(h) Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.
(i) Includes nonaccrual loans.
(j) Included in interest income is net purchase accounting accretion of $23.2 million and $23.1 million for the twelve months ended December 31,
2019 and 2018, respectively.
(k) Average securities does not include unrealized holding gains/losses on available for sale securities.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended			Twelve Months Ended
(dollars in thousands)	12/31/2019	9/30/2019	12/31/2018	12/31/2019	12/31/2018
Nonaccrual loans (l)	$245,833	$222,860	$187,295	$245,833	$187,295
Restructured loans - still accruing	61,265	60,897	139,042	61,265	139,042
Total nonperforming loans	307,098	283,757	326,337	307,098	326,337
ORE and foreclosed assets	30,405	30,955	26,270	30,405	26,270
Total nonperforming assets	$337,503	$314,712	$352,607	$337,503	$352,607
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.59%	1.49%	1.76%	1.59%	1.76%
Accruing loans 90 days past due (m)	$6,582	$7,872	$5,589	$6,582	$5,589
Accruing loans 90 days past due as a percent of loans	0.03%	0.04%	0.03%	0.03%	0.03%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.62%	1.53%	1.79%	1.62%	1.79%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES
Allowance for Loan Losses:
Beginning balance	$195,572	$195,625	$214,550	$194,514	$217,308
Provision for loan losses	5,182	12,421	8,100	43,734	36,116
Decrease in allowance as a result of sale of subsidiary	—	—	—	—	(6,648)
Charge-offs	(11,712)	(17,025)	(30,809)	(59,077)	(74,622)
Recoveries	2,209	4,551	2,673	12,080	22,360
Net charge-offs	(9,503)	(12,474)	(28,136)	(46,997)	(52,262)
Ending Balance	$191,251	$195,572	$194,514	$191,251	$194,514
Reserve for Unfunded Lending Commitments:
Beginning balance	$—	$—	$—	$—	$—
Provision for losses on unfunded commitments	3,974	—	—	3,974	—
Ending Balance	$3,974	$—	$—	$3,974	$—
Total Allowance for Credit Losses	$195,225	$195,572	$194,514	$195,225	$194,514
Total Provision for Credit Losses	$9,156	$12,421	$8,100	$47,708	$36,116
Allowance for loan losses as a percent of period-end loans	0.90%	0.93%	0.97%	0.90%	0.97%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	60.97%	67.06%	58.60%	60.97%	58.60%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$4,856	$8,281	$24,253	$31,821	$35,077
Residential mortgage loans	140	54	(296)	367	(1,565)
Consumer loans	4,507	4,139	4,179	14,809	18,750
Total net charge-offs	$9,503	$12,474	$28,136	$46,997	$52,262
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.12%	0.22%	0.65%	0.21%	0.24%
Residential mortgage loans	0.02%	0.01%	(0.04)%	0.01%	(0.06)%
Consumer loans	0.83%	0.78%	0.78%	0.70%	0.89%
Total net charge-offs as a percentage of average loans	0.18%	0.25%	0.56%	0.23%	0.27%

(l)   Included in nonaccrual loans are nonaccruing restructured loans totaling $132.5 million, $101.1 million and $85.5 million at 12/31/2019, 9/30/2019 and 12/31/2018, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(m)   Excludes 90+ accruing troubled debt restructured loans already reflected in total nonperforming loans of $8.7 million at 12/31/2018.

HANCOCK WHITNEY CORPORATION

ASSET QUALITY INFORMATION

(Unaudited)

	Three Months Ended
(dollars in thousands)	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018
Nonaccrual loans (l)	$245,833	$222,860	$209,831	$204,831	$187,295
Restructured loans - still accruing	61,265	60,897	101,250	117,578	139,042
Total nonperforming loans	307,098	283,757	311,081	322,409	326,337
ORE and foreclosed assets	30,405	30,955	27,520	27,148	26,270
Total nonperforming assets	$337,503	$314,712	$338,601	$349,557	$352,607
Nonperforming assets as a percent of loans, ORE and foreclosed assets	1.59%	1.49%	1.68%	1.74%	1.76%
Accruing loans 90 days past due (m)	$6,582	$7,872	$6,493	$20,308	$5,589
Accruing loans 90 days past due as a percent of loans	0.03%	0.04%	0.03%	0.10%	0.03%
Nonperforming assets + accruing loans 90 days past due to loans, ORE and foreclosed assets	1.62%	1.53%	1.71%	1.84%	1.79%
PROVISION AND ALLOWANCE FOR CREDIT LOSSES:
Allowance for loan losses	$191,251	$195,572	$195,625	$194,688	$194,514
Reserve for unfunded lending commitments	3,974	—	—	—	—
Total allowance for credit losses	$195,225	$195,572	$195,625	$194,688	$194,514
Total provision for credit losses	$9,156	$12,421	$8,088	$18,043	$8,100
Allowance for loan losses as a percentage of period-end loans	0.90%	0.93%	0.97%	0.97%	0.97%
Allowance for loan losses to nonperforming loans + accruing loans 90 days past due	60.97%	67.06%	61.60%	56.81%	58.60%
NET CHARGE-OFF INFORMATION
Net charge-offs (recoveries)
Commercial & real estate loans	$4,856	$8,281	$4,286	$14,398	$24,253
Residential mortgage loans	140	54	(71)	244	(296)
Consumer loans	4,507	4,139	2,936	3,227	4,179
Total net charge-offs	$9,503	$12,474	$7,151	$17,869	$28,136
Net charge-offs (recoveries) as a percentage of average loans
Commercial & real estate loans	0.12%	0.22%	0.11%	0.39%	0.65%
Residential mortgage loans	0.02%	0.01%	(0.01)%	0.03%	(0.04)%
Consumer loans	0.83%	0.78%	0.56%	0.62%	0.78%
Total net charge-offs as a percentage of average loans	0.18%	0.25%	0.14%	0.36%	0.56%
AVERAGE LOANS
Commercial & real estate loans	$15,881,272	$15,126,060	$15,081,911	$15,062,135	$14,794,875
Residential mortgage loans	3,004,784	2,978,712	2,969,746	2,942,396	2,888,261
Consumer loans	2,151,886	2,092,342	2,098,447	2,122,417	2,134,593
Total average loans	$21,037,942	$20,197,114	$20,150,104	$20,126,948	$19,817,729

(l)   Included in nonaccrual loans are nonaccruing restructured loans totaling $132.5 million, $101.1 million, $99.1 million, $105.9 million and $85.5 million at 12/31/2019, 9/30/2019, 6/30/2019, 3/31/2019 and 12/31/2018, respectively. Nonaccrual loans and accruing loans past due 90 days or more do not include purchased credit impaired loans which were written down to fair value upon acquisition and accrete interest income over the remaining life of the loan.

(m)   Excludes 90+ accruing troubled debt restructured loans already reflected in total nonperforming loans of $1.5 million and $8.7 million at 3/31/2019 and 12/31/2018, respectively.

HANCOCK WHITNEY CORPORATION

Appendix A to the Earnings Release

Reconciliation of Non-GAAP Measures

OPERATING REVENUE (TE) AND OPERATING PRE-PROVISION NET REVENUE (TE)

	Three Months Ended					Twelve Months Ended
(in thousands)	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Net interest income	$233,156	$222,939	$219,868	$219,254	$217,433	$895,217	$848,838
Noninterest income	82,924	83,230	79,250	70,503	74,538	315,907	285,140
Total revenue	$316,080	$306,169	$299,118	$289,757	$291,971	$1,211,124	$1,133,978
Taxable equivalent adjustment (n)	3,580	3,652	3,718	3,824	4,038	14,774	16,177
Nonoperating revenue	—	—	—	—	(604)	—	541
Operating revenue (TE)	$319,660	$309,821	$302,836	$293,581	$295,405	$1,225,898	$1,150,696
Noninterest expense	(197,856)	(213,554)	(183,567)	(175,700)	(179,366)	(770,677)	(715,746)
Nonoperating expense	3,856	28,810	—	-	2,458	32,666	28,943
Operating pre-provision net revenue (TE)	$125,660	$125,077	$119,269	$117,881	$118,497	$487,887	$463,893

OPERATING EARNINGS PER SHARE - DILUTED

	Three Months Ended					Twelve Months Ended
(in thousands, except per share amounts)	12/31/2019	9/30/2019	6/30/2019	3/31/2019	12/31/2018	12/31/2019	12/31/2018
Net Income	$92,132	$67,807	$88,277	$79,164	$96,240	$327,380	$323,770
Net income allocated to participating securities	(1,566)	(1,141)	(1,502)	(1,337)	(1,691)	(5,546)	(5,929)
Net income available to common shareholders	90,566	66,666	86,775	77,827	94,549	321,834	317,841
Nonoperating items, net of income tax	3,046	22,760	—	—	1,465	25,806	23,546
Nonoperating items allocated to participating securities	(52)	(383)	—	—	(26)	(435)	(439)
Operating earnings available to common shareholders	$93,560	$89,043	$86,775	$77,827	$95,988	$347,205	$340,948
Weighted average common shares - diluted	88,315	86,462	85,835	85,800	85,677	86,599	85,521
Earnings per share - diluted	$1.03	$0.77	$1.01	$0.91	$1.10	$3.72	$3.72
Operating earnings per share - diluted	$1.06	$1.03	$1.01	$0.91	$1.12	$4.01	$3.99

(n)	Taxable equivalent (TE) amounts are calculated using a federal income tax rate of 21%.